                                                                    Exhibit 11.1
                           Advance Auto Parts, Inc.
               Schedule of Computation of Net Earnings Per Share
                   (in thousands, except per share amounts)

Advance Holding Historical:


                                                                                                           Twenty-Eight Week
                                                                                                             Periods Ended
                                                                Fiscal Year                              ---------------------
                                       -------------------------------------------------------------     July 15,     July 14,
                                         1996         1997          1998         1999         2000         2000         2001
                                       --------     --------      --------     --------     --------     --------     --------
Net Earnings                            $21,264      $21,287       $(2,182)    $(25,326)     $19,559      $ 9,425      $21,404

Basic weighted average shares:

     Common shares outstanding           24,288       24,288        18,606       28,269       28,296       28,295       28,285
     Dilutive effect of stock options        -            -            154          283          315          215          475
                                       --------     --------      --------     --------     --------     --------     --------
Diluted weighted average shares          24,288       24,288        18,760       28,552       28,611       28,510       28,760
                                       ========     ========      ========     ========     ========     ========     ========
Basic earnings per share                $  0.88      $  0.88       $ (0.12)     $ (0.90)     $  0.69      $  0.33      $  0.76
                                       ========     ========      ========     ========     ========     ========     ========
Diluted earnings per share              $  0.88      $  0.88       $ (0.12)     $ (0.89)     $  0.68      $  0.33      $  0.74
                                       ========     ========      ========     ========     ========     ========     ========


Pro Forma:

Advance Holding Historical
                                          Twelve Months       Fiscal Year Ended    Six Months Ended
                                       Ended July 14, 2001    December 30, 2000     July 14, 2001
                                       -------------------    -----------------    ----------------
Net Earnings                                       $28,605              $16,626             $21,404

Basic weighted average shares:

     Common shares outstanding                      28,290               28,296              28,285
     Dilutive effect of stock options                  456                  315                 475
                                       -------------------    -----------------    ----------------

Diluted weighted average shares                     28,746               28,611              28,760
                                       ===================    =================    ================
Basic earnings per share                           $  1.01              $  0.59             $  0.76
                                       ===================    =================    ================
Diluted earnings per share                         $  1.00              $  0.58             $  0.74
                                       ===================    =================    ================


Discount Historical
                                          Twelve Months       Fiscal Year Ended    Six Months Ended
                                       Ended July 14, 2001    December 30, 2000     July 14, 2001
                                       -------------------    -----------------    ----------------
Net Earnings                                       $19,290              $18,773             $14,700

Basic weighted average shares:

     Common shares outstanding                      16,704               16,698              16,707
     Dilutive effect of stock options                   42                    -                  85
                                       -------------------    -----------------    ----------------
Diluted weighted average shares                     16,746               16,698              16,792
                                       -------------------    -----------------    ----------------
Basic earnings per share                           $  1.15              $  1.12             $  0.88
                                       ===================    =================    ================
Diluted earnings per share                         $  1.15              $  1.12             $  0.88
                                       ===================    =================    ================
Pro Forma
                                          Twelve Months       Fiscal Year Ended    Six Months Ended
                                       Ended July 14, 2001    December 30, 2000     July 14, 2001
                                       -------------------    -----------------    ----------------
Net Earnings                                       $43,114              $33,857             $31,223

Basic weighted average shares:

     Common shares outstanding                      32,590               32,596              32,585
     Dilutive effect of stock options                  455                  315                 475
                                       -------------------    -----------------    ----------------

Diluted weighted average shares                     33,045               32,911              33,060
                                       ===================    =================    ================
Basic earnings per share                           $  1.32              $  1.04             $  0.96
                                       ===================    =================    ================

Diluted earnings per share                         $  1.30              $  1.03             $  0.94
                                       ===================    =================    ================